Exhibit 99

Accenture Appoints Julie Sweet Chief Executive Officer and
Names David Rowland Executive Chairman, Effective Sept. 1, 2019

-- Company to host conference call at 8:00 a.m. EDT tomorrow --

NEW YORK; July 11, 2019 – Accenture’s (NYSE: ACN) board of directors announced that Julie Sweet has been appointed chief executive officer. David Rowland, currently interim chief executive officer, has been appointed executive chairman. Marge Magner, currently non-executive chair of the board, will resume her role as lead independent director. These changes are effective Sept. 1, 2019.

Sweet is currently chief executive officer of Accenture’s business in North America, the company’s largest geographic market with revenues of approximately $18 billion for fiscal 2018, serving more than 70% of the Fortune 500. Previously, Sweet was Accenture’s general counsel, secretary and chief compliance officer. As a member of Accenture’s senior leadership team for nearly a decade, she has played an integral role in the company’s business and investment strategy. Prior to joining Accenture, Sweet was a partner for 10 years in the law firm of Cravath, Swaine & Moore LLP. Upon assuming the role of chief executive officer, Sweet will join the company’s board of directors.

“Julie is the right person to lead Accenture into the future, given her strong command of our business and proven ability to drive results in our largest market,” said Rowland. “We are on a positive growth trajectory at Accenture and are very well-positioned to continue building on our strong momentum. I am so pleased and proud that Julie will lead our company, and I am excited to work with her—along with our entire senior leadership team—to ensure a seamless transition and on Accenture’s next phase of growth and market leadership.”

Magner said, “Julie has the leadership track record and breadth of business experience we believe are critical to lead Accenture, including the ability to forge major client relationships, a strong focus on leading with innovation, commitment to our people and core values, and a focus on delivering value to shareholders. Speaking on behalf of the board, we look forward to working closely with Julie as chief executive officer.

“At the same time, we are delighted that we will continue to benefit from David’s experience in his active role as executive chair. He has been an exemplary leader as interim chief executive officer during this time of transition, with a steadfast commitment to driving Accenture’s business and building on our strong momentum. We are grateful for his leadership and stewardship. With Julie as chief executive officer and David as executive chair, Accenture has a powerful advantage in the marketplace.”

As executive chair, Rowland will continue to play a key role and be actively involved in Accenture’s business. He will chair the board of directors, act as an advisor to Sweet and be involved in Accenture’s long-term business strategy. He will also continue to represent Accenture with clients around the world and with key external groups.

“I am truly honored to lead our extraordinary company as Accenture’s chief executive officer,” said Sweet. “I look forward to continuing to work closely with our exceptional senior leadership team, along with David, as our executive chairman, and our entire board of directors. Accenture has the most talented people and group of leaders in our industry. Together, we will capture the next waves of growth for Accenture by remaining laser-focused on serving our clients, creating significant value for our shareholders and providing the best career experiences for our people.”

Accenture confirmed that there is no change to the business outlook for the fourth quarter and full fiscal year 2019 that the company provided as part of its third-quarter fiscal 2019 earnings announcement on June 27, 2019.

Julie Sweet

Julie Sweet, 51, is currently chief executive officer of Accenture in North America, the company’s largest geographic market, representing almost 50% of Accenture’s global revenues. As a member of Accenture’s Global Management Committee for nearly a decade, Sweet has played an integral role in the company’s business and investment strategy. Sweet was Accenture’s general counsel, secretary and chief compliance officer for five years, serving as principal counsel to senior leadership and the board of directors, and was actively involved in executing the company’s M&A strategy and many of its largest and most complex commercial transactions.

Outside of Accenture, Sweet is a leader on topics including innovation, technology’s impact on business, and inclusion and diversity. To address the critical skills gap in America and to create an inclusive innovation economy, she is working with leaders in business, education and government to create a national professional apprenticeship movement.

Sweet serves on the board of directors of Catalyst and is a member of the TechNet Executive Council. She is also a member of the Business Roundtable, a group of chief executive officers of major U.S. corporations formed to promote pro-business public policy, and previously served on its board of directors and as chair of the Technology Committee.

Prior to joining Accenture in 2010, Sweet was a partner for 10 years in the law firm of Cravath, Swaine & Moore LLP. She holds a Bachelor of Arts degree from Claremont McKenna College and a Juris Doctor from Columbia Law School.

David Rowland

David Rowland, 58, was named interim chief executive officer of Accenture on Jan. 10, 2019. Throughout his 36-year career with the company, Rowland has held significant leadership roles and played a major role in shaping Accenture’s growth strategy. Prior to his appointment as interim chief executive officer, he served as Accenture’s chief financial officer since July 2013. Rowland is a longstanding member of Accenture’s Global Management Committee, and served on the board and as Audit Committee chair for Avanade, a joint venture of Accenture and Microsoft. Prior to being named chief financial officer, Rowland served for more than six years as Accenture’s senior vice president of Finance and chaired Accenture’s Operations Council.

Conference Call and Webcast Details

Accenture will host a conference call with David Rowland and Julie Sweet at 8:00 a.m. EDT on Friday, July 12. To participate, please dial +1 (800) 230-1092 [+1 (612) 288-0337 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT on Friday, July 12, and continuing through Oct. 12, 2019. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 469714 from 10:30 a.m. EDT on July 12, through Oct. 12, 2019.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions — underpinned by the world’s largest delivery network — Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With 482,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: Accenture’s results of operations could be adversely affected by volatile, negative or uncertain economic and political conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the changing technological environment could materially affect the company’s results of operations; if Accenture is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture could face legal, reputational and financial risks if the company fails to protect client and/or company data from security breaches or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; as a result of Accenture’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if Accenture does not successfully manage and develop its relationships with key alliance partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; if Accenture is unable to protect its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of Accenture’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; Accenture’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; Accenture might be unable to access additional capital on favorable terms or at all and if the company raises equity capital, it may dilute its shareholders’ ownership interest in the company; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

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Contact:

Stacey Jones
Accenture Corporate Communications
+1 (917) 452-6561
stacey.jones@accenture.com